                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99960, 33-86019, 33-45147, 33-45146 and
333-16489) of Allied Healthcare Products, Inc. of our report dated August 13, 2004, except for Notes 4 and 14, as to which the date is August 27, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
September 27, 2004